As filed with the Securities and Exchange Commission on March 27, 1997
                                                     Registration No. 333-______

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                                 URS CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                    _____            94-1381538
(State or other jurisdiction of          (I.R.S.  Employer  Identification  No.)
incorporation or organization)

                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                                 (415) 774-2700
 (Address, including zip code, and telephone number, including area code, of principal executive offices)
                                   ----------
                                 URS Corporation
                    Non-Executive Directors Stock Grant Plan
                            (Full title of the plan)

                                Kent P. Ainsworth
               Executive Vice President, Chief Financial Officer,
                   Principal Accounting Officer and Secretary
                                 URS Corporation
                        100 California Street, Suite 500
                      San Francisco, California 94111-4529
                                 (415) 774-2700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                   ----------
                                   Copies to:
                            Samuel M. Livermore, Esq.
                               Cooley Godward LLP
                         One Maritime Plaza, 20th Floor
                         San Francisco, California 94111


                                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed maximum       Proposed maximum
    Title of each class of                                        offering              aggregate               Amount of
 securities to be registered     Amount to be registered     price per share (1)    offering price (1)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value            55,000 shares               $10.4375             $574,062.50               $173.96
        $.01 per share
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h)(1). The above calculation is based on the average of the reported high and low prices of the Common Shares on the New York Stock Exchange on March 21, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The  following   documents  are   incorporated  by  reference  in  this
Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended October 31, 1996;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1996; and

         (c) The description of the Company's Common Shares contained in the Company's registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by referenced herein and to be a part hereof from the date of filing (except that no document shall be deemed to be incorporated by reference if filed after the filing of a post-effective amendment which deregisters securities then remaining unsold).

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for breach of the director's duty of loyalty,
(ii) under Section 174 of the Delaware Law (concerning the illegal payment of dividends by a corporation), (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware Law permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers. Article VI of the Company's By-laws generally provides that the Company shall indemnify its officers and directors in accordance with the provisions of Section 145 of the Delaware Law.

         A third-party insurance carrier has agreed to reimburse the Company for losses resulting from certain liabilities for wrongful acts or matters claimed against officers or directors by reason of their status as such, including liabilities that may arise in connection with certain sales of securities by the Company.


                                      II-1.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     Number           Exhibit
     ------           -----------------------------
     5                Opinion of Cooley Godward LLP

     23.1             Consent of Coopers & Lybrand L.L.P.

     23.2             Consent of Cooley Godward LLP (included in Exhibit 5)

     24 Powers of Attorney of the Company's directors and officers (see Part II, page 5)

     99               Non-Executive Directors Stock Grant Plan (1)

---------------------
(1) Filed as Appendix C to the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders, filed with the Commission on February 13, 1997 and incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To  include  any  prospectus  required  by  Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"), (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement).

                        (ii) To  reflect in the  prospectus  any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (unless the information required to be included in a post-effective amendment by this paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement). Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


                                      II-2.

                       (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      II-3.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, URS Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on March 25, 1997.

                                          URS Corporation



                                          By /s/MARTIN M. KOFFEL
                                            ------------------------------------
                                              Martin M. Koffel
                                              Chairman of the Board,
                                              President and
                                              Chief Executive Officer



                                      II-4.


                                POWER OF ATTORNEY


         Each person whose  signature  appears below hereby  appoints  Martin M.
Koffel  and Kent P.  Ainsworth,  and each of them  severally,  acting  alone and without  the  other,  his true and lawful  attorney-in-fact  with  authority  to execute in the name of each such  person,  and to file with the  Securities  and
Exchange  Commission,  together  with any exhibits  thereto and other  documents therewith,  any and all amendments (including without limitation  post-effective amendments) to this registration  statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations  and  requirements  of the  Securities  and Exchange  Commission  in
respect   thereof,   which  amendments  may  make  such  other  changes  in  the registration statement as the aforesaid attorney-in-fact deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                     Title                               Date
-----------------------------------          --------------------------------     ---------------
/s/ MARTIN M. KOFFEL                         Chairman of the Board, Chief         March 25, 1997
-----------------------------------          Executive Officer, President and
Martin M. Koffel                             Director (Principal Executive
                                             Officer)





/s/ KENT P. AINSWORTH                        Executive Vice President, Chief      March 25, 1997
-----------------------------------          Financial Officer, Principal
Kent P. Ainsworth                            Accounting Officer and Secretary





/s/ IRWIN L. ROSENSTEIN                      Vice President and Director          March 25, 1997
-----------------------------------
Irwin L. Rosenstein




/s/ RICHARD C. BLUM                          Director                             March 25, 1997
-----------------------------------
Richard C. Blum



                                             Director                             March 25, 1997
-----------------------------------
Emmet J. Cashin, Jr.




/s/ ROBERT L. COSTELLO                       Director                             March 25, 1997
-----------------------------------
Robert L. Costello




/s/ ARMEN DER MARDEROSIAN                    Director                             March 25, 1997
-----------------------------------
Armen Der Marderosian





                                                       II-5.



Signature                                     Title                               Date
-----------------------------------          --------------------------------     ---------------

/s/ ADM. S. ROBERT FOLEY, JR.                Director                             March 25, 1997
-----------------------------------
Adm. S. Robert Foley, Jr.


/s/ ROBERT D. GLYNN, JR.                     Director                             March 25, 1997
-----------------------------------
Robert D. Glynn, Jr.


/s/ SENATOR J. BENNETT JOHNSTON              Director                             March 25, 1997
------------------------------------
Senator J. Bennett Johnston


/s/ RICHARD B. MADDEN                        Director                             March 25, 1997
------------------------------------
Richard B. Madden


/s/ RICHARD Q. PRAEGER                       Director                             March 25, 1997
------------------------------------
Richard Q. Praeger


/s/ WILLIAM D. WALSH                         Director                             March 25, 1997
------------------------------------
William D. Walsh




                                                       II-6.

                                  EXHIBIT INDEX

                                                                     Sequential
Number            Exhibit                                            Page No.
-------           ---------------------------------------            -----------
5                 Opinion of Cooley Godward LLP                            9

23.1              Consent of Coopers & Lybrand L.L.P.                     10

23.2              Consent of Cooley Godward LLP
                   (included in Exhibit 5)

25                Powers of Attorney of the
                  Company's directors and officers
                  (see Part II, page 5)

99                Non-Executive Directors Stock Grant
                  Plan (1)

---------------------
(1) Filed as Appendix C to the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders, filed with the Commission on February 13, 1997 and incorporated herein by reference.



                                      II-7.